Exhibit 10.6

BERRY PETROLEUM COMPANY 2010 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Berry Petroleum Company 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Performance-Based Restricted Stock Unit Award Agreement.

I.                                         NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

You have been granted performance-based restricted Stock Units, subject to the terms and conditions of the Plan and this Performance-Based Restricted Stock Unit Award Agreement, as follows:

Name of Awardee:  Robert F. Heinemann

Target Number of Stock Units (“Target Units”): 14,432

Maximum Number of Stock Units (“Maximum Award”): 25,257

Grant Date:  March 2, 2011

Performance Period:  January 1, 2011 through December 31, 2013

II.                                     AGREEMENT

A.                                   Grant of Stock Units.  Pursuant to the terms and conditions set forth in this Performance-Based Restricted Stock Unit Award Agreement (including Section I above) and the Plan, the Committee hereby grants to the Awardee named in Section I above, on the Grant Date set forth in Section I above, the Target Units set forth in Section I above.

B.                                     Purchase of Stock Units.  No payment of cash is required for the Stock Units.

C.                                     Qualifying Performance Criteria.  Subject to the other provisions of this Performance-Based Restricted Stock Unit Award Agreement, for the Awardee to earn any portion of the Stock Units relating to this Performance-Based Restricted Stock Unit Award Agreement, the Qualifying Performance Criteria, as set forth in Appendix A hereto, must be satisfied.  The Committee shall certify the achievement of the Qualifying Performance Criteria in writing prior to making any payment pursuant to this Performance-Based Restricted Stock Unit Award Agreement.  For purposes of clarity, if the Qualifying Performance Criteria is not achieved, no amount shall be payable with respect to this Performance-Based Restricted Stock Unit Award Agreement except as otherwise provided in subsection E(3) and subsection E(4) below.

D.                                    Award Opportunity.

(1)                                  If the Qualifying Performance Criteria is met, except as otherwise provided in subsection E(3) and subsection E(4), the Awardee shall be qualified to earn up to the Maximum Award (as defined below), reduced as determined by taking into account the Performance Measures and the Achievement Percentage that is based upon the Committee’s determination of whether and to what extent the Performance Measures have been achieved during the Performance Period.  The Performance Measures established for the Performance Period are attached hereto as Appendix A and made a part hereof for all purposes.  The term “Maximum Award” means the maximum amount potentially payable pursuant to the terms and provisions of this Performance-Based Restricted Stock Unit Award Agreement.

(2)                                  If the Qualifying Performance Criteria is met, following the close of the Performance Period, the Committee shall determine the extent to which each Performance Measure has been achieved.  If the Company has performed at or above the threshold level of achievement for a Performance Measure, the Achievement Percentage shall be between 25% and 175%, with a target level of achievement resulting in an Achievement Percentage of 100%.  In no event shall the Achievement Percentage exceed 175%.  The combined level of achievement is the sum of the weighted achievements of the Performance Goals as approved by the Committee.  Upon completing its determination of the level at which the Performance Measures have been achieved, the Committee shall notify the Awardee, in the form and manner as determined by the Committee, of the number of shares of Common Stock (the “Vested Shares”) that will be issued to the Awardee pursuant to subsection E(7), which shall equal the number of Target Units multiplied by the Achievement Percentage, but not to exceed the Maximum Award.

E.                                      Vesting/Delivery of Shares.

(1)                                  Vesting.  Unless earlier forfeited in accordance with this subsection E or unless earlier vested in accordance with subsection E(3) or E(4), the Awardee’s right to receive shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement, if any, shall vest on the date the Committee determines that each Performance Measure has been met (as provided in subsection D) (the “Determination Date”).  As soon as administratively practicable after the Company files SEC Form 10-K for the fiscal year ending December 31, 2013, the Committee shall notify the Awardee as required by subsection D of the level at which the Performance Measures established for the Performance Period have been achieved.

(2)                                  Involuntary Termination.  If the Awardee’s Termination of Service is by the Company without Cause or by the Awardee with Good Reason (as such terms are defined in the Employment Agreement), the Awardee’s right to receive shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement, if any, shall vest on the Determination Date in the number of shares of Common Stock awarded to the Awardee based upon the Committee’s determination of achievement of Performance Measures as provided in subsection D.

(3)                                  Change in Control.  In the event of a Change in Control prior to the end of the Performance Period, then without regard to the Qualifying Performance Criteria in subsection C hereof, this Performance-Based Restricted Stock Unit Award shall vest immediately prior to the date of the Change in Control and shall be deemed to have been earned at the Target level as specified in Appendix A.  The Awardee’s right to receive any additional shares pursuant to this Performance-Based Restricted Stock Unit Award Agreement shall be forfeited at such time.

(4)                                  Death and Disability.  If the Awardee becomes Disabled prior to Termination of Service or the Awardee’s Termination of Service is due to death, then without regard to the Qualifying Performance Criteria in subsection C hereof, this Performance-Based Restricted Stock Unit Award shall vest immediately in the number of shares of Common Stock equal to the Target Units.  If the Awardee has a Termination of Service pursuant to subsection E(2) hereof and subsequently dies or becomes Disabled, then notwithstanding the provisions of subsection E(2) hereof and without regard to the Qualifying Performance Criteria in subsection C hereof, this Performance-Based Restricted Stock Unit Award shall vest immediately and shall be deemed to have been earned at the Target level as specified in Appendix A.  The Awardee’s right to receive any additional shares pursuant to this Performance-Based Restricted Stock Unit Award Agreement shall be forfeited at such time.

(5)                                  Forfeiture of Stock Units.  If the Awardee’s Termination of Service occurs for any reason except as set forth in subsection E(2) or subsection E(4) prior to the date shares of Common Stock are delivered to the Awardee in settlement of this Performance-Based Restricted Stock Unit Award Agreement and prior to the date of vesting pursuant to subsection E(3), then the Awardee’s right to receive any shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement shall be forfeited at such time.  The Awardee’s termination of employment shall not constitute a Termination of Service if the Awardee continues to have the status of a Service Provider under the Plan as a Director

(6)                                  Form of Delivery.  The Vested Units are payable in a single lump sum transfer of whole shares of Common Stock.  Any fractional shares will be rounded down to the nearest whole share.

(7)                                  Timing of Delivery.

(i)                                   If the Awardee’s right to receive shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement has vested pursuant to subsection E(1) or subsection E(2), a number of shares of Common Stock equal to the Awardee’s Vested Units shall be delivered to the Awardee in the calendar year immediately following the expiration of the Performance Period.

(ii)                                If the Awardee’s right to receive shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement has vested pursuant to subsection E(3), a number of shares of Common Stock equal to the Awardee’s Vested Units shall be delivered to the Awardee (A) no later than 15 days after the date of the Change in Control or, if later, (B) in the calendar year immediately following the expiration of the Performance Period if the Change in Control does not constitute a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

(iii)                             If the Awardee’s right to receive shares of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement has vested pursuant to subsection E(4) or if the Awardee’s Termination of Service is pursuant to subsection E(2) prior to the Awardee’s death or Disability, a number of shares of Common Stock equal to the Awardee’s Vested Units shall be delivered to the Awardee or the Awardee’s representative within 70 days after the Awardee’s death or Disability, as applicable.

(8)                                  Definitions:

(i)                                   The term “Achievement Percentage” means the percentage of achievement determined by the Committee after the end of the Performance Period in accordance with subsection D that reflects the extent to which the Company achieved the Performance Measures during the Performance Period.

(ii)                                The term “Change in Control” shall mean and shall be deemed to have occurred if and when any one of the following four events occurs:  (i) within the meaning of Section 13(d) of the Exchange Act, any person or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, without the prior approval of the Company; (ii) an election of Directors not in accord with the recommendations of the majority of the Directors who were in office prior to the pending election; (iii) the consummation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term “former stockholders” a stockholder who is, or as a result of the transaction in question, becomes an “affiliate,” as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (iv) the sale of substantially all of the Company’s business and/or assets (in one transaction or a series of related transactions) to a person or entity which is not a subsidiary.

(iii)                             The term “Disability” has the meaning set forth in Section 1.409A-3(i)(4) of the Treasury Regulations and shall be determined by the Administrator in its sole discretion.

(iv)                            The term “Employment Agreement” means that certain Amended and Restated Employment Agreement between the Company and Awardee effective June 23, 2006.

(v)                               The term “Performance Measures” means the performance criteria selected by the Committee for purposes of measuring the amount the Awardee is entitled to under this Performance-Based Restricted Stock Unit Award Agreement and is attached hereto as Appendix A.

(vi)                            The term “Vested Units” means the shares of Common Stock actually issued to the Awardee following the Awardee’s satisfaction of the vesting provisions of subsection E, subject, if applicable, to the determination by the Committee of the achievement of the Qualifying Performance Criteria pursuant to subsection C.

F.                                      No Interest in Company Assets.  The Awardee shall not have any interest in any fund or specific asset of the Company by reason of the Stock Units.

G.                                     No Rights as a Stockholder Prior to Delivery.  The Awardee shall not have any right, title or interest in, or be entitled to vote in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Stock Units.  The Awardee shall not be entitled to receive distributions from, or dividend equivalents with respect to, the shares of Common Stock covered by the Stock Units.

H.                                    Regulatory Compliance.  The issuance of Common Stock pursuant to this Performance-Based Restricted Stock Unit Award Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

I.                                         Withholding Tax.  The Company’s obligation to deliver any Shares upon vesting of Stock Units shall be subject to the satisfaction of all applicable federal, state, local and foreign income, and employment tax withholding requirements.  The Awardee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Awardee’s salary) in cash.  At the Administrator’s election, the Awardee may pay the withholding amount with Shares; provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates.

J.                                        Plan.  This Performance-Based Restricted Stock Unit Award Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Awardee.  The Awardee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator and the Committee upon any questions arising under the Plan and this Performance-Based Restricted Stock Unit Award Agreement.

K.                                    Successors.  This Performance-Based Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted successors and assigns.

L.                                      Restrictions on Transfer.  The Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  No right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  Any assignment in violation of this subsection L shall be void.

M.                                 Restrictions on Resale.  The Awardee agrees not to sell any Shares that have been issued pursuant to this Performance-Based Restricted Stock Unit Award Agreement at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction shall apply as long as the Awardee is a Service Provider and for such period of time after the Awardee’s Termination of Service as the Administrator may specify.

N.                                    Tax Compliance Issues.

The Company, in its sole discretion, may take any steps that it deems appropriate or necessary to satisfy its state and federal tax withholding obligations in connection with this award of Stock Units.

This Performance-Based Restricted Stock Unit Award Agreement shall be interpreted and operated in a manner consistent with Section 409A of the Code, so as to avoid adverse tax consequences in connection with this award of Stock Units.  The Company reserves the right, exercisable in its sole discretion and without the Awardee’s consent, to amend the Plan and this Performance-Based Restricted Stock Unit Award Agreement in order to accomplish such result.

O.                                    Entire Agreement; Governing Law.  This Performance-Based Restricted Stock Unit Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, including, but not limited to, the Employment Agreement and any Employment Contract or Change in Control Severance Protection Agreement between the Company and Awardee, and, except as provided in subsection N above, may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee.  This Performance-Based Restricted Stock Unit Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

P.                                      NO GUARANTEE OF CONTINUED SERVICE.  THE AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE STOCK UNITS PURSUANT TO THE TERMS HEREOF IS EARNED BASED ON THE COMPANY’S

ACHIEVEMENT OF THE QUALIFYING PERFORMANCE CRITERIA AND BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED STOCK UNITS).  THE AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH AWARDEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE AWARDEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By the Awardee’s signature and the signature of the Company’s representative below, the Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of this Performance-Based Restricted Stock Unit Award Agreement and the Plan.  The Awardee has reviewed this Performance-Based Restricted Stock Unit Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Performance-Based Restricted Stock Unit Award Agreement and fully understands all provisions of this Performance-Based Restricted Stock Unit Award Agreement and the Plan.  The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator and the Committee upon any questions relating to this Performance-Based Restricted Stock Unit Award Agreement and the Plan.

The Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  The Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

[Signature page follows]

The Awardee hereby accepts the foregoing Performance-Based Restricted Stock Unit Award Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof.

AWARDEE:

Signature:
Printed Name:	Robert F. Heinemann

BERRY PETROLEUM COMPANY

Signature
Printed Name:
Title:

APPENDIX A

Qualifying Performance Criteria and Performance Measures

1.                                      Qualifying Performance Criteria.  The “Qualifying Performance Criteria” will be satisfied if the Consolidated Coverage Ratio (as defined with respect to the Company’s 8.25% Senior Subordinated Notes) is not less than 2.50 at any time during the Performance Period.

2.                                      Performance Measures.  The Performance Measures applicable to the Performance-Based Restricted Stock Unit Award Agreement for the Performance Period from January 1, 2011 through December 31, 2013 shall be based on relative total shareholder return (“TSR”) as measured against the Peer Companies and Production Growth.

3.                                      TSR.  TSR means stock price growth during the Performance Period, with any dividends during such period being reinvested.  TSR is evaluated based on the ending value of a deemed $100 initial investment.  For purposes of determining TSR, the stock price shall be calculated based on the daily average stock price for the twenty trading days immediately prior to the beginning and end of the Performance Period.  TSR shall be measured against the Peer Companies.  The “Peer Companies” are Bill Barrett Corp., Cabot Oil & Gas Corp., Cimarex Energy Co., Comstock Resources Inc., Denbury Resources Inc., Forest Oil Corp., Penn Virginia Corp., Plains Explorations & Production Co., Quicksilver Resources Inc., SandRidge Energy, Inc., St. Mary Land & Exploration Co., Stone Energy Corp., Swift Energy Co., and Whiting Petroleum Corp., to the extent such entities or their successors are in existence and publicly traded as of the end of the Performance Period.

4.                                     Production Growth.  Production Growth means the Company’s compound annual production growth as measured by average annual barrels of oil equivalent per day (excluding acquisitions and divestitures) (“BOE/D”) for calendar years during the Performance Period as reported in the Company’s 10-K.  Production Growth will be measured with respect to the following assets of the Company owned at December 31, 2010:  South Midway Asset Team, including Poso Creek and Ethel D; North Midway Asset Team, including Placerita and McKittrick 21Z; Unita Asset Team; Piceance Asset Team; East Texas Asset Team; and Permian Asset Team, including the Meritage, Belfair and Keystone acquisitions.

5.                                     Adjustments to Performance Measures.  The Committee may adjust the Performance Measures as it deems necessary to account for the following events:  production gains and losses based on the purchase or sale of assets; extreme price volatility; impairment of assets and/or counterparty failures beyond management control; natural disasters; legislative actions taken which negatively affect operations or results; changes in accounting or tax rules which significantly affect outcomes; and any extraordinary, unusual or non-recurring items.

6.                                     Weighting.  For purposes of determining the Achievement Percentage, the Performance Measures shall be weighted as follows:

Performance Measure	Weighting
TSR	50%
Production Growth	50%

7.                                       Calculation of TSR Component.  The extent to which the TSR component of the Performance Measures is achieved (the “TSR Achievement”) shall be determined as set forth on the following chart:

	Threshold Performance	Target Performance	Maximum Performance
Performance Rate	3rd Quartile (25th percentile)	2nd Quartile (50th percentile)	1st Quartile (75th percentile)
TSR Achievement	25%	100%	175%

The TSR Achievement for performance between Threshold Performance and Target Performance, or between Target Performance and Maximum Performance, shall be determined by linear interpolation between the values listed in the chart above.  If the Threshold Performance condition is not satisfied, the TSR Achievement percentage shall be 0%.

8.                                       Calculation of Production Growth Component.  The extent to which the Production Growth component of the Performance Measures is achieved (the “Production Growth Achievement”) shall be determined as set forth on the following chart:

	Threshold Performance	Target Performance	Maximum Performance
Production Growth	41,100 BOE/D	47,100 BOE/D	53,200 BOE/D
Production Growth Achievement	25%	100%	175%

The Production Growth Achievement for performance between Threshold Performance and Target Performance, or between Target Performance and Maximum Performance, shall be determined by linear interpolation between the values listed in the chart above.  If the Threshold Performance condition is not satisfied, the Production Growth Achievement percentage shall be 0%.

9.                                       Determination of Achievement Percentage.  The Achievement Percentage for purpose of determining the Vested Units shall be the weighted (as set forth in Part 6 of this Appendix A) average of the TSR Achievement and the Production Growth Achievement.

10.                                 Change in Control Adjustments.  If a Change in Control of the Company occurs, the Committee may make such adjustments as it deems necessary in the calculation of the Performance Measures.